Exhibit 99.1

NOTICE OF REDEMPTION

To the Holders of All Outstanding

WEYERHAEUSER COMPANY

3.25% Notes due 2023

(CUSIP No. 72925PAD7 / ISIN No. US72925PAD78)

August 20, 2020

NOTICE IS HEREBY GIVEN that, pursuant to (i) the optional redemption provisions set forth in paragraph three of the Notes (as defined below) and (ii) Section 12.2 of the Indenture dated as of November 14, 2005, by and among Plum Creek Timberlands, L.P., as Issuer, Plum Creek Timber Company, Inc., as Guarantor, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as amended and supplemented by: Supplemental Indenture No. 1 dated as of February 19, 2016, by and among Plum Creek Timberlands, L.P., as Issuer, Weyerhaeuser Company, as successor Guarantor, and the Trustee; and Supplemental Indenture No. 2 dated as of September 28, 2016, by and between Weyerhaeuser Company, as successor Issuer and Guarantor, and the Trustee (collectively, the “Indenture”) relating to the Issuer’s 3.25% Notes due 2023 (CUSIP No. 72925PAD7 / ISIN No. US72925PAD78) (the “Notes”), the Issuer has elected to redeem, and will redeem on September 28, 2020 (the “Redemption Date”), all of the outstanding Notes at a redemption price equal to the sum of 100% of the aggregate principal amount of the Notes being redeemed, the accrued but unpaid interest on such Notes to, but not including, the Redemption Date, and the Make-Whole Amount (as defined in the Notes).

On the Redemption Date, the Redemption Price will become due and payable on all outstanding Notes. Unless the Issuer has failed to deposit with the Paying Agent funds sufficient to pay the Redemption Price of the Notes being redeemed, interest on the Notes will cease to accrue on and after the Redemption Date, and the only remaining rights of the holders of such Notes after the Redemption Date will be to receive payment of the Redemption Price upon surrender of the Notes to the Paying Agent.

All of the outstanding Notes will be redeemed on the Redemption Date at a redemption price (the “Redemption Price”) equal to $1,069.35 per $1,000 principal amount of Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date.  Accrued and unpaid interest on the principal amount of the Notes being redeemed to the Redemption Date will equal $381,423.61. The manner of calculation of the Redemption Price was included in the Notice to Trustee of Redemption Price dated August 20, 2020.

The aggregate principal amount of Notes outstanding on the date hereof is $325,000,000.00. The total redemption payment for all Notes will equal the principal amount of $325,000,000.00 plus $22,538,750.00 plus $381,423.61 for the total accrued and unpaid interest to the Redemption Date.

The Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price. The Notes may be surrendered at the following office of the Paying Agent:

U.S. Bank

Global Corporate Trust

111 Fillmore Ave E

St. Paul, MN 55107

The method chosen for the delivery of the Notes is at the option and risk of the holder.  If delivery is by mail, use of registered or certified mail, properly insured is suggested.

The CUSIP and ISIN numbers have been assigned to the Notes by an organization not affiliated with the Issuer or the Trustee and are included solely for the convenience of the holders.  Neither the Issuer nor the Trustee shall be responsible for the selection or use of the CUSIP or ISIN numbers, nor is any representation made as to their correctness or accuracy on the Notes or as indicated in this redemption notice.

Holders may be subject, under certain circumstances, to backup withholding tax with respect to the Redemption Price received. Such backup withholding may be applicable if such Holder, among other things, fails to (i) furnish its correct taxpayer identification number, (ii) certify that it is not subject to backup withholding, or (iii) otherwise comply with applicable backup withholding requirements. A Holder who wishes to avoid the imposition of backup withholding tax should submit an Internal Revenue Service Form W-9 or an applicable Form W-8, as appropriate, when presenting a Note for payment.

WEYERHAEUSER COMPANY